UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007 (June 28, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Annual Cash Incentive Bonuses — Fiscal 2007
As previously reported on Form 8-K, on June 11, 2007, the Compensation Committee established annual cash bonus targets and performance goals for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Executives”) for fiscal 2008. The amount each bonus is equal to a percentage of the Named Executive’s fiscal 2008 base salary and will not be paid unless the performance goals established by the Compensation Committee are achieved. Cash bonuses are set to a “sliding scale,” meaning that the Named Executives can receive anywhere from zero to 200% of their target cash bonus, depending on the extent to which their performance goals are accomplished.
The Compensation Committee deferred its decision regarding the fiscal 2008 target cash bonus for our Chief Executive Officer, Steven A. Davis, until its meeting on June 28, 2007. At this meeting, the Compensation Committee set Mr. Davis’ fiscal 2008 annual cash bonus target at 75% of his base salary. The Compensation Committee also replaced the performance goal previously reported for Mr. Davis and our Chief Financial Officer, Donald J. Radkoski, as “execution of capital allocation model” with “return on stockholders’ equity.”
The table below sets forth the target annual cash bonus and associated performance goals established by the Compensation Committee for the Named Executives for fiscal 2008, and reflects the actions taken by the Compensation Committee at its June 28, 2007 meeting.

	Target
Name and Title	Cash Bonus	Performance Goals
Steven A. Davis	$552,469	1. Earnings per share (basic)
Chairman of the Board and Chief Executive Officer		2. Company operating income
		3. Accomplishment of cost savings initiatives
		4. Return on average stockholders' equity
		5. Same-store sales (Bob Evans and Mimi's)
		6. Total food products net pounds sold (excluding intercompany sales)

Donald J. Radkoski	$215,197	1. Earnings per share (basic)
Chief Financial Officer, Treasurer and Secretary		2. Company operating income
		3. Accomplishment of cost savings initiatives
		4. Same-store sales (Bob Evans and Mimi's)
		5. Return on average stockholders' equity
		6. Total food products net pounds sold (excluding intercompany sales)
		7. Strategic plan initiatives

Roger D. Williams	$314,933	1. Bob Evans Restaurants operating income
President — Bob Evans Restaurants		2. Bob Evans Restaurants same-store sales
		3. Bob Evans Restaurants brand loyalty index
		4. Bob Evans Restaurants Margin improvements
		5. Bob Evans Restaurants new unit sales
		6. Bob Evans Restaurants management turnover rate
		7. Bob Evans Restaurants hourly employee turnover rate
		8. Strategic plan initiatives

	Target
Name and Title	Cash Bonus	Performance Goals
Russell W. Bendel	$202,970	1. Mimi’s Café operating income
President and Chief Executive Officer — Mimi’s Café		2. Mimi’s Café same-store sales
		3. Mimi’s Café margin improvement
		4. New unit site approvals/pipeline of unit openings for fiscal 2009
		5. New unit sales
		6. Average new unit pre-opening expenses
		7. Strategic plan initiatives

J. Michael Townsley	$158,813	1. Food products operating income
Executive Vice President — Food Products		2. Total food products net pounds sold
		3. Plant cost per hundredweight
		4. Plant slaughter yield
		5. Rate of customer returns and allowances
		6. Total market share
		7. All commodity volume distribution
		8. Strategic plan initiatives

Randall L. Hicks	$125,333	1. Bob Evans Restaurants operating income
Executive Vice President — Restaurant Operations		2. Bob Evans Restaurants same-store sales
		3. Bob Evans Restaurants brand loyalty index
		4. Bob Evans Restaurants Margin improvements
		5. Bob Evans Restaurants new unit sales
		6. Bob Evans Restaurants management turnover rate
		7. Bob Evans Restaurants hourly employee turnover rate
		8. Strategic plan initiatives
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Form Financial Information — Not applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits — None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: June 29, 2007	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary

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